Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 760-931-5500
Email: investors@dothill.com
Dot Hill Reports Fourth Quarter and Full Year 2008 Results:
Fourth Quarter 2008 Gross Margins Improve and Losses Narrow
CARLSBAD, Calif. — February 26, 2009 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the fourth quarter and year ended December 31, 2008. The company ended the fourth quarter of 2008 with GAAP net revenue of $72.4 million, gross margin of 13.9%, operating expenses of $18.9 million and a net loss of $8.6 million, or $0.19 cents per share. Included in the net loss are a non-cash impairment charge against our long-lived assets of $5.4 million, $0.7 million in share-based compensation expense, $0.8 million in restructuring expenses and $0.4 million in foreign currency gains.
For the year ended December 31, 2008, GAAP net revenue was $272.9 million, or 32% higher than the year ended December 31, 2007 GAAP net revenue of $207.1 million. Included in year ended December 31, 2008 net revenue was a reduction of $2.3 million associated with a warrant issued to Hewlett Packard. Gross margin for the year ended December, 31 2008 was 11.1%, down from 12.8% from the year ended December 31, 2007. Operating expenses were $57.6 million for the year ended December 31, 2008 compared to $91.8 million for the year ended December 31, 2007. The year ended December 31, 2008 operating expenses included a $5.4 million impairment for certain of our long-lived assets, $2.9 million in share-based compensation expense, $0.8 million in restructuring expenses, $0.5 million in severance expenses, $0.6 million in foreign currency gains and a $3.8 million legal settlement benefit. The year ended December 31, 2007 expenses included a goodwill impairment charge of $40.7 million, $2.4 million in share-based compensation expense, $1.0 million in severance expenses and $2.2 million in foreign currency gains. GAAP net loss was $25.8 million, or $0.56 per fully diluted share, for the year ended December 31, 2008 compared to a GAAP net loss of $60.2 million, or $1.32 per fully diluted share for the year ended December 31, 2007.
On a GAAP basis, for the fourth quarter of 2008, Dot Hill posted net revenue of $72.4 million which compares to GAAP net revenue of $76.6 million for the third quarter of 2008 and $51.8 million for the fourth quarter of 2007. For the fourth quarter of 2008, GAAP net revenue was in line with the guidance range of $70 to $76 million that the company provided on its November 6, 2008 earnings call. GAAP net revenue increased nearly 40% from the fourth quarter ended December 31, 2007 to the fourth quarter ended December 31, 2008. This growth was primarily attributable to the ramp in shipments to Hewlett-Packard and NetApp, partially offset by a decline in shipments to Sun.
Non-GAAP gross margin was 14.0% for the fourth quarter of 2008, a 2.2 percentage point improvement compared to non-GAAP gross margin of 11.8% for the third quarter of 2008 and 12.5% for the fourth quarter of 2007. The sequential quarterly and year-over-

year improvement in non-GAAP gross margin percentage was due primarily to the progress made in reducing product costs during the fourth quarter of 2008. Total non-GAAP operating expenses for the fourth quarter of 2008 were $12.5 million, as compared to non-GAAP operating expenses of $12.6 million for the third quarter of 2008 and $12.8 million for the fourth quarter of 2007. Non-GAAP net loss for the fourth quarter of 2008 was $2.1 million, or $0.05 per share on a fully diluted basis. This compares to a non-GAAP net loss of $3.1 million for the third quarter of 2008, or $0.07 per fully diluted share, and a non-GAAP net loss of $4.7 million for the fourth quarter of 2007, or $0.10 per fully diluted share. The non-GAAP net loss for the fourth quarter of 2008 was at the positive end of the $0.05 to $0.10 fully diluted non-GAAP net loss per share guidance range that the company provided on November 6, 2008.
For the year ended December 31, 2008, non-GAAP net revenues were $275.2 million compared to non-GAAP net revenues of $207.1 million for the year ending December 31, 2007. The 33% increase in revenue was primarily due to growth in revenues from Hewlett Packard and NetApp, offset by a decline in Sun product revenue. Non-GAAP gross margin percentage declined to 12.1% for the year ended December 31, 2008 from 13.0% for the year ended December 31, 2007 due to the decline in higher margin Sun product revenues. Non-GAAP operating expenses increased to $53.0 million for the year ended December 31, 2008 from $50.4 million for the year ended December 31, 2007 mainly due to increases in engineering expenses associated with the launch of products for Hewlett Packard and the acquisition of RAIDCore assets from Ciprico, Inc. This increase was partially offset by declines in sales and marketing and general and administrative expenses. Non-GAAP net loss for the year ended December 31, 2008 declined slightly to $18.2 million, or $0.40 per fully diluted share, from $18.4 million, or $0.40 per fully diluted share, for the year ended December 31, 2007.
The company exited the fourth quarter of 2008 with cash and cash equivalents of $56.9 million and a $0.9 million note payable associated with the purchase of intellectual property assets from Ciprico. This compares to a third quarter of 2008 balance of cash and cash equivalents of $56.5 million with a $0.9 million note payable.
For the first quarter of 2009, the company is targeting net revenue in the range of $56 to $63 million on a GAAP basis and a net loss per fully diluted share in the range of $0.06 to $0.11 on a non-GAAP basis. “We expect revenues to decline from the fourth quarter of 2008 due primarily to the tough economic climate as well as due to normal seasonal factors,” said Hanif Jamal, Senior Vice-President and Chief Financial Officer. “Gross margin percentage is expected to be flat to down slightly despite continued product cost reductions during the quarter. This is largely due to the projected lower revenue levels across which to offset fixed manufacturing overhead. Operating expenses are expected to be slightly lower due to actions we took in the fourth quarter of 2008. We expect cash and cash equivalents at the end of March 31, 2009 to be in the high $40 million to low $50 million range.”

“I believe that we have now clearly demonstrated throughout 2008 that the transformation we started back in 2006 is on track” stated Dana Kammersgard, President and Chief Executive Officer. “We have the best product portfolio in our history, excellent relationships with some very strong customers, high quality, cost effective supply chain partners and a very competent and dedicated team. We entered 2009 with a strong balance sheet of nearly $57 million in cash and cash equivalents, minimal debt and a $30 million working capital facility.”
Dot Hill will release final results on its fourth quarter 2008 earnings conference call scheduled for February 26, 2009 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 888-776-0847 (U.S.) or 913-312-1299 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, dial 888-203-1112 (U.S.) or 719-457-0820 (International) and enter passcode 5904168.
About Non-GAAP Financial Measures
This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring costs, goodwill and long lived asset impairment charges, foreign currency gains or losses, the effects of legal settlements and the issuance of warrants to customers, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company’s expected financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: Dot Hill’s projected financial results for the first quarter of 2009 and thereafter; Dot Hill’s ability to achieve continued cost reductions; and the extent to which Dot Hill’s cash and working capital will be sufficient to continue operations in the long term . The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the first quarter of 2009 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-K and subsequent reports most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2008	2007	2008
NET REVENUE	$51,764	$72,385	$207,095	$272,879
COST OF GOODS SOLD	45,454	62,326	180,662	242,491

GROSS PROFIT	6,310	10,059	26,433	30,388

OPERATING EXPENSES:
Sales and marketing	4,483	2,969	15,939	13,878
Research and development	5,947	7,220	22,564	28,709
General and administrative	3,190	2,488	12,606	12,779
Restructuring charge	—	813	—	813
Legal settlement	—	—	—	(4,036)
Goodwill and long-lived asset impairment charge	40,725	5,432	40,725	5,432

Total operating expenses	54,345	18,922	91,834	57,575

OPERATING LOSS	(48,035)	(8,863)	(65,401)	(27,187)

OTHER INCOME:
Interest income, net	993	164	4,787	1,538
Other income (expense), net	209	13	209	74

TOTAL OTHER INCOME, NET	1,202	177	4,996	1,612

LOSS BEFORE INCOME TAXES	(46,833)	(8,686)	(60,405)	(25,575)
INCOME TAX EXPENSE (BENEFIT)	(432)	(91)	(177)	190

NET LOSS	$(46,401)	$(8,595)	$(60,228)	$(25,765)

NET LOSS PER SHARE:
Basic and diluted	$(1.01)	$(0.19)	$(1.32)	$(0.56)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic and diluted	45,783	46,308	45,534	46,136

COMPREHENSIVE LOSS:
Net loss	$(46,401)	$(8,595)	$(60,228)	$(25,765)
Foreign currency translation adjustments	(594)	(246)	(2,286)	(374)
Net unrealized gain on short-term investments	2	—	—	—

Comprehensive loss	$(46,993)	$(8,841)	$(62,514)	$(26,139)

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	2007	2008
ASSETS
Current Assets:
Cash and cash equivalents	$82,358	$56,850
Accounts receivable, net of allowance of $302 and $287	32,445	41,035
Inventories, net	9,013	14,127
Prepaid expenses and other	3,968	4,796

Total current assets	127,784	116,808
Property and equipment, net	9,599	2,410
Intangible assets, net	2,280	4,164
Other assets	264	515

Total assets	$139,927	$123,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,472	$31,050
Accrued compensation	3,115	3,217
Accrued expenses	6,227	5,212
Deferred revenue	1,409	1,121
Restructuring accrual	—	681
Short term note payable	—	249
Income taxes payable	143	17

Total current liabilities	39,366	41,547
Long term note payable	—	607
Other long-term liabilities	4,132	5,091

Total liabilities	43,498	47,245

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2007 and 2008, respectively	—	—
Common stock, $.001 par value, 100,000 shares authorized, 45,785 and 46,306 shares issued and outstanding at December 31, 2007 and 2008, respectively	46	46
Additional paid-in capital	294,193	300,555
Accumulated other comprehensive loss	(3,100)	(3,474)
Accumulated deficit	(194,710)	(220,475)

Total stockholders’ equity	96,429	76,652

Total liabilities and stockholders’ equity	$139,927	$123,897

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2008	2007	2008
Cash Flows Related to Operating Activities:
Net loss	$(46,401)	$(8,595)	$(60,228)	$(25,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,542	1,453	6,573	5,838
Goodwill and long-lived asset impairment charge	40,725	5,432	40,725	5,432
Loss on disposal of property and equipment	55	6	268	63
Reduction for doubtful accounts	(171)	(3)	(216)	(156)
Share-based compensation expense	704	660	2,351	2,884
Deferred taxes	(16)	—	(16)	—
Issuance of warrant to customer	—	—	—	2,282
Changes in operating assets and liabilities:
Accounts receivable	(5,140)	7,263	5,747	(8,303)
Inventories	(4,131)	(1,499)	(6,777)	(5,077)
Prepaid expenses and other assets	748	(979)	1,005	(1,021)
Accounts payable	3,186	(4,377)	(5,890)	2,333
Accrued compensation and other expenses	2,383	777	(261)	(1,265)
Deferred revenue	19	(60)	802	(311)
Income taxes payable	(95)	(331)	(84)	(126)
Restructuring accrual	—	672	—	672
Other long-term liabilities	(614)	337	1,723	190

Net cash provided by (used in) operating activities	(7,206)	756	(14,280)	(22,330)

Cash flows from investing activities
Purchase of property and equipment	(671)	(446)	(4,447)	(1,949)
Sales and maturities of short-term investments	5,425	—	5,425	—
Purchases of short-term investments	—	—	(5,425)	—
Purchase of intangible assets	—	(63)	—	(2,545)

Net cash provided by (used in) investing activities	4,754	(509)	(4,447)	(4,494)

Cash flows from financing activities
Proceeds from exercise of stock options and warrants	7	—	170	284
Proceeds from sale of stock to employees	1	—	968	912

Net cash provided by financing activities	8	—	1,138	1,196

Effect of exchange rate changes on cash	64	79	284	120

Net decrease in cash and cash equivalents	(2,380)	326	(17,305)	(25,508)
Cash and cash equivalents beginning of period	84,738	56,524	99,663	82,358

Cash and cash equivalents end of period	$82,358	$56,850	$82,358	$56,850

Supplemental disclosures of cash flow information:
Cash paid for income taxes	28	(11)	245	67
Cash paid for interest	—	—	—	—
Supplemental disclosures of non-cash investing and financing activities
Construction in progress costs incurred but not paid	326	60	563	168
Contingent payment for intangible asset purchase	—	—	—	1,070
Promissory note for intangible purchase	—	(63)	—	855

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES
(In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31		December 31,
	2007	2008	2007	2008
Net loss	$(46,401)	$(8,595)	$(60,228)	$(25,765)
Effect of currency gain	(640)	(401)	(2,220)	(586)
Effect of share-based compensation	704	650	2,351	2,884
Effect of issuance of warrant to customer	—	—	—	2,282
Effect of legal settlement	—	—	—	(3,836)
Effect of goodwill and long-lived asset impairment charge	40,725	5,432	40,725	5,432
Effect of restructuring costs	—	813	—	813
Effect of severance costs	866	—	974	533

Net loss as adjusted	$(4,746)	$(2,101)	$(18,398)	$(18,243)

Net loss per share:
Basic and diluted	$(0.10)	$(0.05)	$(0.40)	$(0.40)

Weighted average shares used to calculate net loss per share:
Basic and diluted	45,783	46,308	45,534	46,136

Net revenue	$51,746	$72,385	$207,095	$272,879
Effect of issuance of warrant to customer	—	—	—	2,282

Net revenue as adjusted	$51,746	$72,385	$207,095	$275,161

Gross profit	$6,310	$10,059	$26,433	$30,388
Effect of issuance of warrant to customer	—	—	—	2,282
Effect of share-based compensation	112	67	354	368
Effect of severance costs	30	—	50	246

Gross profit as adjusted	$6,452	$10,126	$26,837	$33,284